UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2010 (November 11, 2010)

KAR Auction Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices) (Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 11, 2010, KAR Auction Services, Inc. (the “Company”) entered into the Third Amendment (the “Amendment”) to Credit Agreement, dated as of April 20, 2007 (as amended, the “Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent, and the several lenders party to the Amendment. The lenders entering into the Amendment constituted the requisite number to amend the Credit Agreement.

The Amendment allows the Company, on or after the effective date of the Amendment and so long as no Default or Event of Default (as defined in the Credit Agreement) has occurred and is continuing, to redeem, repurchase, defease or otherwise prepay a portion of its outstanding notes in an aggregate principal amount, together with all accrued and unpaid interest and all fees, premiums, disbursements or expenses (including any dealer manager fees and expenses) incurred in connection with or related to such redemption, repurchase, defeasement or other prepayment of such outstanding notes, not to exceed $75 million.

Conditions to effectiveness of the Amendment include the Company’s prepayment of a portion of the outstanding amount of its term loan under the Credit Agreement in an aggregate principal amount of not less than $75 million and other customary conditions. On November 12, 2010, the Company prepaid $75 million aggregate principal amount of its term loan.

Certain of the lenders and agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses.

The above description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference. A copy of the Company’s press release announcing the Amendment is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 8.01	Other Events.

On November 12, 2010, the Company issued a press release announcing the commencement of a cash tender offer for certain of its 10% Senior Subordinated Notes due 2015 and its 8  3/4% Senior Notes due 2014.

A copy of the Company’s press release is filed as Exhibit 99.2 to this Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Third Amendment, dated as of November 11, 2010, to Credit Agreement, dated as of April 20, 2007, among KAR Auction Services, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the several lenders party thereto
99.1	Press release dated November 12, 2010, announcing amendment to credit agreement
99.2	Press release dated November 12, 2010, announcing commencement of cash tender offer

Forward-Looking Statements

Certain statements contained in this Report include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2010	KAR Auction Services, Inc.

/s/ Rebecca C. Polak
Rebecca C. Polak
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment, dated as of November 11, 2010, to Credit Agreement, dated as of April 20, 2007, among KAR Auction Services, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the several lenders party thereto
99.1	Press release dated November 12, 2010, announcing amendment to credit agreement
99.2	Press release dated November 12, 2010, announcing commencement of cash tender offer